WINDEMERE DEVELOPMENT, INC.



                              Financial Statements

                           December 31, 1996 and 1995

                                      with
                          INDEPENDENT AUDITORS' REPORT


                        PETERSON, PETERS0N & GROSS, L.C.,

                          CERTIFIED PUBLIC ACCOUNTANTS
                              417 N. TOPEKA AVENUE
                                  P.O. BOX 1259
                           WICHITA, KANSAS, 67201-1259

                           WINDEMERE DEVEOPMENT, INC.
                                Table of Contents
                           December 31, 1996 and 1995

                                                                          Page
                                                                         Number
                                                                         ------
Certificate of Completeness                                                 1
Independent Auditors' Report                                                2
Independent Auditors' Report on the Internal Control Structure              3
Independent Auditors' Report on Compliance With Specific
  Requirements Applicable to Major HUD Programs                             6
Independent Auditors' Report on Compliance With Specific
  Requirements Applicable to Affirmative Fair Housing                       8
Financial Statements:
  Balance Sheet                                                             9
  Statement of Income                                                      10
  Statement of Changes in Stockholders' Equity                             11
  Statement of Cash Flows                                                  12
Notes to Financial Statements                                              14

Supplementary Information:
  Statement of Profit and Loss - HUD-92410                                 19
  Computation of Surplus Cash, Distributions and
    Residual Receipts - HUD-93486                                          22
  Statement of Changes in Fixed Assets                                     23
  Statement of Receipts and Disbursements                                  24
  Other HUD Schedules                                                      25

                           WINDEMERE DEVELOPMENT, INC.
                           Certificate of Completeness
                            HUD Project No. 102-36628
                           December 31, 1996 and 1995

     I hereby certify that I have examined the accompanying financial statements and supplemental data of Windemere Development, Inc. and, to the best of my knowledge and belief, the same is complete and accurate.

/s/Jerry A. Gaddis                                              3-26-97
-----------------------------                                   Date
Management Agent,
Jerry A. Gaddis, President
Gaddis Properties, Inc.

/s/Jerry A. Gaddis                                              3-26-97
-----------------------------                                   Date
Jerry A. Gaddis, President
Windemere Development, Inc.
48-0782170

                                   [LETTERHEAD]
                          PETERSON, PETERSON & GOSS, L.C.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Windemere Development, Inc.
Wichita, Kansas

     We have audited the accompanying balance sheet of Windemere Development, Inc. (a subchapter S corporation), as of December 31, 1996 and 1995, and the related statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Windemere Development, Inc. as of December 31, 1996 and 1995, and the results of its operations, changes in stockholders equity and cash flows for the years then ended in conformity with generally accepted accounting principles.

     In accordance with Government Auditing Standards and the Consolidated Audit Guide for Audits of HUD Programs issued by the U.S. Department of Housing and Urban Development, we have also issued a report dated February 12, 1997, on our consideration of Windemere Development, Inc. internal control structure and reports dated February 12, 1997 on its compliance with specific requirements applicable to major HUD programs and specific requirements applicable to Affirmative Fair Housing.

     Our audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The supporting information included in the report (shown on pages 19 through 26) are presented for the purpose of additional analysis and are not a required part of the basic financial statements of Windemere Development, Inc. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly presented in all material respects in relation to the financial statements taken as a whole.

                                             /s/ PETERSON, PETERSON & GOSS, L.C.
                                             -----------------------------------
February 12, 1997

                                 [LETTERHEAD]
                       PETERSON, PETERSON & GOSS, L.C.

       INDEPENDENT AUDITORS' REPORT ON THE INTERNAL CONTROL STRUCTURE

Board of Directors
Windemere Development, Inc.
Wichita, Kansas

     We have audited the financial statements of Windemere Development, Inc. as of and for the year ended December 31, 1996, and have issued our report thereon dated February 12, 1997. We have also audited Windemere Development, Inc.'s compliance with requirements applicable to its major HUD-assisted programs and have issued our report thereon dated February 12, 1997.

     We conducted our audit in accordance with generally accepted auditing standards and Government Auditing Standards, issued by the Comptroller General of the United States and the Consolidated Audit Guide for Audits of HUD Programs (the "Guide"), issued by the U.S. Department of Housing and Urban Development, Office of The Inspector General in July, 1993. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and about whether Windemere Development, Inc. complied with laws and regulations, noncompliance with which would be material to HUD-assisted programs.

     In planning and performing our audit for the year ended December 31, 1996, we considered Windemere Development, Inc.'s internal control structure in order to determine our auditing procedures for the purpose of expressing our opinions on Windemere Development, Inc.'s basic financial statements and on its compliance with requirements applicable to major HUD-assisted programs and not to provide assurance on the internal control structure.

     The management of the Company is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. The objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit the preparation of financial statements in accordance with generally accepted accounting principles and that HUD-assisted programs are managed in compliance with applicable laws and regulations. Because of inherent limitations in any internal control structure, errors, irregularities or instances of noncompliance may nevertheless occur and not be detected. Also, projections of any evaluation of the structure to future periods is subject to the risk that procedures may become inadequate because of changes in conditions or that the effectiveness of the design and operation of policies and procedures may deteriorate.

     For the purpose of this report, we have classified the significant internal control structure policies and procedures in the following categories:

     Accounting applications:
     1.   General ledger
     2.   Cash activities (receipts and disbursements)
     3.   Rents and charges

     Controls used in administering compliance with laws and regulations:

1. Reporting

     For all of the internal control structure categories listed above, we obtained an understanding of the design of relevant policies and procedures and determined whether they have been placed in operation and we assessed control risk.

     We performed tests of controls, as required by the "Guide", to evaluate the effectiveness of the design and operation of internal control structure policies and procedures that we considered relevant to preventing or detecting material noncompliance with specific requirements applicable to the Company's HUD-assisted programs. Our procedures were less in scope than would be necessary to render an opinion on internal control structure policy and procedures. Thus, we do not express our opinion on those policies and procedures.

     We noted certain matters involving the internal control structure and its operations that we consider to be reportable conditions under standards established by the American Institute of Certified Public Accountants.
Reportable conditions involve matters coming to our attention relating to significant deficiencies in the design or operation of the internal control structure that, in our judgment, could adversely affect the organization's ability to record, process, summarize and report financial data consistent with management's assertions in the financial statements or to administer HUD-assisted programs, in accordance with applicable laws and regulations

     A material weakness is a reportable condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited or that noncompliance with laws and regulations that would be material to a HUDassisted program may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.

     Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be reportable conditions and, accordingly, would not necessarily disclose all reportable conditions that are also considered to be material weaknesses as defined above. However, we believe the reportable condition described below is a material weakness.

         Segregation of Duties - Proper internal control would have the preparation of checks and control over the reconciliation of accounting records performed by different employees. However, the inherent problems of justifying the cost of such a system when the work can be performed by one individual have to be addressed. Windemere Development, Inc. operates with one individual performing many, if not all, of these functions at all times. Therefore, from an internal control standpoint, this is a reportable condition, but one that is found in any small office situation.

         This  report  is  intended  for  the   information  of  the  mortgagor,
management and the Department of Housing and Urban Development. However, this report is a matter of public record and its distribution is not limited.

                                              /s/PETERSON, PETERSON & GOSS, L.C.
                                              ----------------------------------

February 12, 1997

                                 [LETTERHEAD]

                       PETERSON, PETERSON & GOSS, L.C.

            INDEPENDENT AUDITORS' REPORT ON COMPLIANCE WITH SPECIFIC
                  REQUIREMENTS APPLICABLE TO MAJOR HUD PROGRAMS

Board of Directors
Windemere Development, Inc.
Wichita, Kansas

     We have audited the financial statements of Windemere Development, Inc. as of and for the year ended December 31, 1996, and have issued our report thereon dated February 12, 1997.

     We have also audited Windemere Development, Inc.'s compliance with the specific program requirements governing federal financial reports, mortgage status, replacement reserve, residual receipts, tenant security deposits, cash receipts and disbursements, distribution to owners, tenant applications, eligibility and recertification and management functions that are applicable to each of its major HUD-assisted programs for the year ended December 31, 1996. The management of the Company is responsible for compliance with those requirements. Our responsibility is to express an opinion on compliance with those requirements based on our audit.

     We conducted our audit of compliance with those requirements in accordance with generally accepted auditing standards, Government Auditing Standards, issued by the Comptroller General of the United States, and the Consolidated Audit Guide for Audits of HUD Programs (the "Guide"), issued by the U.S. Department of Housing and Urban Development, Office of Inspector General, in July, 1993. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether material noncompliance with the requirements referred to above occurred. An audit includes examining, on a test basis, evidence about the Company's compliance with those requirements. We believe that our audit provides a reasonable basis for our opinion.

     The results of our audit procedures concerning cash disbursements and management functions disclosed immaterial instances of noncompliance with the requirements referred to above, which are described in the accompanying schedule of findings and questioned costs. We considered these instances of noncompliance in forming our opinion on compliance, which is expressed in the following paragraph.

     In our opinion, Windemere Development, Inc. complied, in all material respects, with the requirements described above that are applicable to its major HUD-assisted programs for the year ended December 31, 1996.

     This report is intended for the information of the audit committee, management and the Department of Housing and Urban Development. However, this report is a matter of public record and its distribution is not limited.

                                              /s/PETERSON, PETERSON & GOSS, L.C.
                                              ----------------------------------

February 12, 1997

                                  [LETTERHEAD]

                         PETERSON, PETERSON & GOSS, L.C.


            INDEPENDENT AUDITORS' REPORT ON COMPLIANCE WITH SPECIFIC
               REQUIREMENTS APPLICABLE TO AFFIRMATIVE FAIR HOUSING

Board of Directors
Windemere Development, Inc.
Wichita, Kansas

     We have audited the financial statements of Windemere Development, Inc. as of and for the year ended December 31, 1996, and have issued our report thereon dated February 12, 1997.

     We have also applied procedures to test Windemere Development, Inc.'s compliance with the Affirmative Fair Housing requirements applicable to its HUD assisted programs, for the year ended December 31, 1996.

     Our procedures were limited to the applicable compliance requirement described in the Consolidated Audit Guide for Audits of HUD Programs (the "Guide") issued by the U.S. Department of Housing and Urban Development, Office of Inspector General in July, 1993. Our procedures were substantially less in scope than an audit, the objective of which is the expression of an opinion on Windemere Development, Inc.'s compliance with the Affirmative Fair Housing requirements. Accordingly, we do not express such an opinion.

     The results of our tests disclosed no instances of noncompliance that are required to be reported herein under the Guide.

     This report is intended for the information of the audit committee, management and the Department of Housing and Urban Development. However, this report is a matter of public record and its distribution is not limited.

                                              /s/PETERSON, PETERSON & GOSS, L.C.
                                              ----------------------------------

February 12, 1997

                           WINDEMERE DEVELOPMENT. INC.
                                  Balance Sheet
                           December 31. 1996 and 1995

                                     Assets

                                                             1996           1995
                                                         ----------   ----------
Current assets
  Petty cash (1110)                                      $      100   $      100
  Cash in bank and interest-bearing deposits (1120)          56,265       45,220
  Rent receivable (1130)                                      1,220        1,401
  Accounts receivable, related party (1140)                   2.459        2,459
                                                         ----------   ----------
    Total current assets                                     60,044       49,180

Deposits held in trust - funded:
  Tenant security deposits - Note 3 (1191)                   48,281       46,081

Restricted deposits and funded reserves:
  Mortgagee escrow deposits-Note 2 (1310)                    59,769       58,073
  Reserve for replacements - Note 4 (1320)                  110,507       98,607
                                                         ----------   ----------
    Total deposits                                          170,276      156,680

Fixed assets - Note 5:
  Land and special assessments (1410)                       718,633      709,644
  Buildings and improvements (1420)                       7,744,800    7,734,117
  Furniture and equipment (1450)                             57,814       54,842
                                                         ----------   ----------
                                                          8,521,247    8,498,603
Less accumulated depreciation                               940,709      739,257
                                                         ----------   ----------
    Total fixed assets                                    7,580,538    7,759,346

Other assets:
  Loan costs, net of amortization of $62,857
   and $46,338                                              581,385      597,904
  Organization costs, net of amortization of $6,238            --          1,567
                                                         ----------   ----------
    Total other assets                                      581,385      599,471
                                                         ----------   ----------
      Total                                              $8,440,524   $8,610,758
                                                         ==========   ==========

See notes to financial statements.

                      Liabilities and Stockholders' Equity
                      ------------------------------------

                                                        1996            1995
                                                    -----------     -----------
Current liabilities:
  Accounts payable, trade (2110)                    $     6,505     $     3,042
  Accrued management fee (2190)                          13,173            --
  Accrued interest payable-Note 5 (2130)                184,104         120,086
  Accrued real estate taxes - Note 6 (2150)              51,531          43,209
  Accrued mortgage insurance (2190)                      29,846          34.983
  Mortgage payable, current portion (2320)               41,485          38,298
  Rent deferred credits (2210)                              500           2,526
                                                    -----------     -----------
    Total current liabilities                           327,144         242.144

Deposit liabilities:
  Tenant security deposits - Note 3 (2191)               36,000          34,275

Long-term liabilities - Note 5:
  Mortgage payable (2320)                             7,957,379       7,995,677
  Less current portion                                   41,485          38,298
                                                    -----------     -----------
    Total long-term liabilities                       7,915,894       7,957,379

Stockholders' equity:
  Common stock, authorized 1,000 shares;
    issued- 1,000 shares                                  1,000           1,000
  Additional paid-in capital                            736,650         736,650
  Retained earnings                                    (576,164)       (360.690)
                                                    -----------     -----------
    Total stockholders' equity (3130)                   161,486         376.960
                                                    -----------     -----------

     Total                                          $ 8,440,524     $ 8,610,758
                                                    ===========     ===========

                           WINDEMERE DEVELOPMENT, INC.
                               Statement of Income
                     Years Ended December 31, 1996 and 1995


                                                       1996              1995
                                                  -----------       ------------
Operating income:
  Rental                                          $ 1,358,839       $ 1,342,091

Operating expenses:
  Interest                                            769,333           773,457
  Mortgage insurance                                   54,555            59,970
  Bank charges                                            361               714
  Property taxes                                       95,980            80,292
  Insurance                                            23,334            27,690
  Equipment leasing - Note 7                           19,407            19,404
  Management fees                                      81,419            78,487
  Salaries and wages                                   64,524            61,117
  Contract labor                                        2,668               927
  Payroll taxes                                         4,817             5,297
  Utilities                                            67,944            44,954
  Professional fees                                    10,963             8,865
  Repairs and maintenance                             123,219            80,995
  Advertising                                          15,509            11,115
  Office supplies and postage                           7,526             6,375
  Miscellaeous                                         12,039             9,453
  Depreciation and amortization                       219,538           218,451
  Other operating expense - Note 8                       --               4,512
                                                  -----------       -----------
    Total operating expenses                        1,573,136         1,492,075
                                                  -----------       -----------

    Loss from operations                            (214,297)         (149,984)

  Other income:
    Interest                                           6,969              7,991
    Miscellaneous                                        --                 250
                                                  ----------        -----------

  Total other income                                    6,969             8,241
                                                  -----------       -----------
  Net Loss                                        $  (207,328)      $  (141,743)
                                                  ===========       ===========

See notes to financial statements.

                           WINDEMERE DEVELOPMENT, INC.
                  Statement of Changes in Stockholders' Equity
                     Years Ended December 31, 1996 and 1995

                                             Additional
                                  Common      Paid-In     Retained
                                  Stock       Capital     Earnings      Total
                                ---------    ---------    ---------   ---------
Balance at January 1, 1995      $   1,000    $ 736,650    $(198,486)  $ 539,164
Net loss                                                  (141,743)   (141,743)
Distributions                                              (20,461)    (20,461)
                                ---------    ---------    ---------   ---------
Balance at December 31, 1995        1,000      736,650     (360,690)    376,960
Net loss                                                   (207,328)   (207,328)
Distributions                                                (8,146)     (8,146)
                                ---------    ---------    ---------   ---------
Balance at December 31, 1996    $   1,000    $ 736,560    $(576,164)  $ 161,486
                                =========    =========    =========   =========


See notes to financial statements.

                           WINDEMERE DEVELOPMENT, INC.
                             Statement of Cash Flows
                     Years Ended December 31, 1996 and 1995

                                                           1996           1995
                                                      -----------    -----------
Cash flows from operating activities:
  Rental receipts                                      $ 1,356,994    $ 1,343,532
  Interest receipts                                          6,969          7,991
  Other receipts                                              --              250
                                                       -----------    -----------
                                                         1,363,963      1,351,773

  Administrative                                           (47,128)       (37,130)
  Management fees                                          (68,247)       (85,121)
  Utilities                                                (73,289)       (49,115)
  Salaries and wages                                       (64,752)       (60,889)
  Operating and maintenance                               (135,996)       (96,484)
  Real estate taxes and escrow deposits                    (88,695)       (80,147)
  Property insurance                                       (23,334)       (27,690)
  Miscellaneous taxes and insurance                         (5,007)        (6,065)
  Tenant security and other deposits                          (475)        (7,253)
  Interest on mortgage                                    (705,315)      (772,781)
  Mortgage insurance premium                               (59,692)       (59,978)
  Other operating expense                                                  (4,512)
                                                       -----------    -----------
                                                        (1,271,930)    (1,287,165)
                                                       -----------    -----------
  Net cash provided by operating activities                 92,033         64,608

Cash flows from investing activities:
  Purchase of furnishings and equipment                    (22,644)       (53,075)
  Deposits into reserve for replacement                    (33,970)       (33,500)
  Transfer to yield maintenance                             22,070          3,277
                                                       -----------    -----------
  Net cash used in investing activities                    (34,544)       (83,298)

Cash flows from financing activities:
  Mortgage principal payments                              (38,298)       (35,355)
  Distribution to stockholder                               (8,146)       (20,461)
                                                       -----------    -----------
  Net cash used in financing activities                    (46,444)       (55,816)
                                                       -----------    -----------
Net increase (decrease) in cash and cash equivalents        11,045        (74,506)

Cash and cash equivalents, beginning of year                45,320        119,826
                                                       -----------    -----------

Cash and cash equivalents, end of year                 $    56,365    $    45,320
                                                       ===========    ===========

                           WINDEMERE DEVELOPMENT, INC.
                             Statement of Cash Flows
                     Years Ended December 31, 1996 and 1995

                                                            1996         1995
                                                         ---------    ---------
Cash flows from operating activities:
 Net loss                                                $(207,328)   $(141,743)
 Adjustments to reconcile net income to net cash
  provided.by operating activities:
  Depreciation and amortization                            219,538      218,451
  (Increase) decrease in rent receivable                       181       (1,085)
  Increase in cash restricted for tenant
    security deposits                                       (2,200)      (2,178)
  Increase in mortgagee escrow deposits                     (1,696)        (835)
  Increase in accounts payable                               3,463          100
  Increase (decrease) in accrued liabilities                80,376       (5,553)
  Increase (decrease) in tenant security deposits            1,725       (5,075)
  Increase (decrease) in deferred revenue                   (2,026)       2,526
                                                         ---------    ---------
Net cash provided by operating activities                $  92,033    $  64,608
                                                         =========    =========

See notes to financial statements.

                           WINDEMERE DEVELOPMENT, INC.
                          Notes to Financial Statements
                           December 31, 1996 and 1995

1.   Summary of Significant Accounting Policies

Method of Accounting

     The Company maintains its books and records on the basis of accounting used for income tax purposes. This basis includes the use of cash basis accounting and Internal . Revenue Service (IRS) depreciation lives and methods. The Company uses this basis because it is the most meaningful for the use of management in maintaining its operations. The Company has made the adjustments necessary to present these financial statements in accordance with generally accepted accounting principles.

History and Business Activity

     Windemere Development, Inc. was founded in 1991 to develop and operate a 206-unit apartment complex in Wichita, Kansas, known as Windemere at Tallgrass.

     The apartments are located at 8220 East Oxford Circle, Wichita, Kansas 67226 and consist of one and two bedroom units.

Property and Equipment

     Depreciation is computed by using the straight-line method over the following estimated useful lives:

          Buildings - 40 years
          Landscape improvements - 20 years
          Furniture and equipment - 10 years

     Expenditures for maintenance and repairs are charged to income as incurred. Expenditures which materially extended the useful lives of assets or increase their productivity are capitalized.

Income Taxes

     An income tax provision has not been included in the financial statements since the income or loss of the Company is required to be reported by the shareholder on his respective income tax return.

Cash and Cash Equivalents

     The  Company   considers  all  highly  liquid   investments  with  original
maturities of three months or less to be cash equivalents.

                              WINDEMERE DEVELOPMENT
                          Notes to Financial Statements
                           December 31, 1996 and 1995

1.   Summary of Significant Accounting Policies (continued)

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Advertising

     The Company follows the policy of charging the costs of advertising to expanse as incurred. Advertising expense was $15,509 and S11,115 for the years ended December 31, 1996 and 1995, respectively.

2.   Restricted Deposits and Funded Reserves

     The Company has deposited with the lender the following amounts:

Mortgagee escrow deposits                                   1996          1995
-------------------------                                 --------      --------
Mortgage and Property Insurance,
Real estate taxes and special assessments                 $ 59,769      $ 58,073
                                                          ========      ========



     An evaluation of the adequacy of certain escrow's is as follows:

     Estimated amount required as of December 31, 1996 for future payment of:

                                                       1996               1995
                                                       ----               ----

Property insurance                                    $21,316            $20,386
Mortgage insurance                                     29.846             34.983
                                                       ------             ------
                                                       51,162             55,369
Total confirmed by mortgagee                           59.769             58.073
                                                       ------             ------
Amount on deposit in excess of
  estimated requirement                               $ 8,607            $ 2,704
                                                      =======            =======

3.   Tenant Security Deposits and Funded Reserves

     Tenant security deposits are held in a separate account in the name of the project. The total held in the account is $12,281 in excess of the deposits held for tenants.

                           WINDEMERE DEVELOPMENT, INC.
                          Notes to Financial Statements
                           December 31, 1996 and 1995

4.   Reserve for Replacements

     In accordance with the provisions of the Regulatory Agreement restricted cash is held by the mortgagee to be used for replacement of property with the approval of HUD as follows:

                                                       1996              1995
                                                     ---------        ---------
Balance at beginning of year                          $ 98,607        $  68,384
Monthly deposits                                        30,031           30,031
Transfer                                               (22,070)          (3,276)
                                                     ---------        ---------
                                                       106,568           95,139
Interest earned                                          3,939            3.468
                                                     ---------        ---------
   Balance confirmed by mortgagee                    $ 110,507        $  98,607
                                                     =========        =========

5.   Long-Term Liabilities

     Long-term debt at December 31, 1996 and 1995 consisted of the following obligations:

                                                           1996         1995
                                                       ----------   ----------
Mortgage loan payable in monthly install-ments of $56,514 including interest at 8.02%and principal. The loan is due May
1, 2032 and is secured by a first mortgage on the land and buildings. The debt also includes a subordinated promissory note which provides that additional interest shall be payable semiannually in an amount that will provide a maximum cumulative yield
(uncompounded) of 10.70% on the principal amount of the mortgage loan outstanding
The amounts for the years ending December 31, 1996 and 1995 were $129,729 and $129,973, respectively (at 1.60%) and are included in accrued interest payable

The subordinated promissory note is
secured by a second mortgage on the
land and buildings                                     $7,957,379   $7,995,677
Less current portion                                       41.485       38,298
                                                       ----------   ----------
                                                       $7,915,894   $7.957,379
                                                       ==========   ==========

                           WINDEMERE DEVELOPMENT, INC.
                          Notes to Financial Statements
                           December 31, 1996 and 1995

5. Long-Term Liabilities (continued)

     Maturities of debt are as follows:

                                  1996              1995
1996                          $       --        $   38,298
1997                               41,485           41,485
1998                               44 937           44 937
1999                               48,676           48,676
2000                               52,727           52,727
2001                               57,114               --
Later years                     7,712,440        7,769,554
                              -----------       ----------
                              $ 7,957,379       $7,995,677
                              ===========       ==========

6.   Accrued Real Estate Taxes

     Accrued real estate taxes at December 31, 1996 consist of the following:

 Description           Basis for              Period                                  Amount
 of Tax                 Accrual               Covered            Due Date             Accrued
--------------    ---------------------    ---------------    -----------------    -------------
 Real estate            Second-half          January 1            June 21,              $51,531
 taxes and              due for 1997         to Decem-            1997
 special                                     ber 31, 1996
 assessments

7.   Related Party Transactions

     The Apartments are managed by Gaddis Properties, Inc., a related entity controlled by Jerry A. Gaddis. Under the terms of the management agreement with Gaddis Properties, Inc. a management fee not in excess of 6% of cash basis rental revenue, is payable monthly for management services. The total management fees paid in 1996 were $81,419.

       During the year ended December 31, 1996, the Company did not pay any compensation to officers or shareholders of the Company.

     The following summarizes other related party transactions for 1996:

 Related Party            Classification                  Amount
 C.G. Interiors, Inc.     Equipment lease               $ 14,007
                          Advertising                         68
                          Maintenance                      6,713
                          Building supplies                  653
                          Miscellaneous                      192
                                                          ------
                                                          21,633

                           WINDEMERE DEVELOPMENT, INC.
                          Notes to Financial Statements
                           December 31, 1996 and 1995

7. Related Party Transactions (continued)

Carolyn Gaddis                    Salaries and wages                12,000
                                  Office supplies                      290
                                  Miscellaneous                        192
                                                                  --------
                                                                    12,482

Jerry A. Gaddis                   Building supplies                     61

Doug Gaddis                       Salaries and wages                 4,200

Gaddis Properties, Inc.           Data processing                    7,344
                                  Truck rental                       5.400
                                                                  --------
                                                                    12.744
                                                                  --------
   Total                                                          $ 51,120
                                                                  ========

Statement of       U.S. Department of Housing
Profit and Loss    and Urban Development
                   Office of Housing                        0MB Approval
                   Federal Housing Commissioner     No. 2502-0052 (Exp. 1/31/95)

Public Reporting Burden for this collection of information is estimated to average 1.0 hours per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to the Reports Management Officer, Office of Information Policies and Systems, U.S. Department of Housing and Urban Development, Washington, D.C. 20410-3600 and to the Office of Management and Budget, Paperwork Reduction Project (2502-0052), Washington, D.C. 20503. Do not send this completed form to either of these addresses.

------------------------------------------------------------------------------------------------------------------------------------
For Monthly Period                                        Project Number:                     Project Name:
Beginning:                          Ending:
 01/01/96                           12/31/96               102-36628                          WINDEMERE APARTMENTS

------------------------------------------------------------------------------------------------------------------------------------
 Part I              Description of Account                                     Acct. No.             Amount
---------------------------------------------------------------------------------------------------------------
                     Apartments or Member Carrying Charges (Coops)                5120   $           1,527,129
     Rental          Tenant Assistance Payments                                   5121   $
     Income          Furniture and Equipment                                      5130   $
      5100           Stores and Commercial                                        5140   $
                     Garage and Parking Spaces                                    5170   $
                     Flexible Subsidy Income                                      5180   $
                     Miscellaneous (specify)                                      5190   $
                     Total Rent Revenue Potential at 100% Occupancy                                                $    1,527,129
------------------------------------------------------------------------------------------------------------------------------------
                     Apartments                                                   5220   (             168,290)
                     Furniture and Equipment                                      5230   (                    )
     Vacancies       Stores and Commercial                                        5240   (                    )
       5200          Garage and Parking Spaces                                    5270   (                    )
                     Miscellaneous (Specify)                                      5290   (                    )
                     Total Vacancies                                                                                     (168,290)
                     Net Rental Revenue Rent Revenue Less Vacancies                                                $    1,328,839
------------------------------------------------------------------------------------------------------------------------------------
                     Elder and Congregate Services Income-5300
                     Total Service Income (Schedule Attached)                     5300                             $
                     Interest Income-Project Operations                           5410   $
     Financial       Income from Investments-Residual Receipts                    5430   $
      Revenue        Income from Investments-Reserve for Replacement              5440   $               3,939
       5400          Income from Investments-Miscellaneous                        5490   $               3,030
                     Total Financial Revenue                                                                       $        6,969
------------------------------------------------------------------------------------------------------------------------------------
                     Laundry and Vending                                          5910   $
                     NSF and Late Charges                                         5920   $
     Other           Damages and Cleaning Fees                                    5930   $
     Revenue         Forfeited Tenant Security Deposits                           5940   $
     Revenue         Other Revenue (specify)                                      5990   $
      5900           Total Other Revenue                                                                           $   l ,365,808
                     Total Revenue
------------------------------------------------------------------------------------------------------------------------------------
                     Advertising                                                  6210   $              15,509
                     Other Administrative Expense                                 6250   $
                     Office Salaries                                              6310   $              18,067
                     Office Supplies                                              6311   $               7,081
                     Office or Model Apartment Rent                               6312   $
   Administrative    Management                                                   6320   $              81,419
     Expenses        Manager or Superintendent Salaries                           6330   $              15,452
     6200/6300       Manager or Superintendent Rent Free Unit                     6331   $
                     Legal Expenses (Project)                                     6340   $               6,163
                     Auditing Expenses (Project)                                  6350   $               4,800
                     Bookkeeping Fees/Accounting Services                         6351   $               7,344
                     Telephone and Answering Service                              6360   $               4,959
                     Bad Debts                                                    6370   $
                     Miscellaneous Administrative Expenses (specify)              6390   $              16,984
                     Total Administrative Expenses                                                                 $      177,778
------------------------------------------------------------------------------------------------------------------------------------
                     Fuel Oil/Coal                                                6420   $
       Utillties     Electricity (Light and Misc. Power)                          6450   $              20,168
       Expenses      Water                                                        6451   $              22,167
         6400        Gas                                                          6452   $               6,403
                     Sewer                                                        6453   $
                     Total Utilities Expenses                                                                      $       48,738
------------------------------------------------------------------------------------------------------------------------------------
*    All amounts  must be rounded to the nearest                 Page 1 of 2                                 form HUD-9240 (7/91)
     dollar;  $.50 and over , round up--$.49, round down                                                      rel Handbook 4370.2


                     Janitor and Cleaning Payroll                                 6510   $              11,846
                     Janitor and Cleaning Supplies                                6515   $              37,650
                     Janitor and Cleaning Contract                                6517   $
                     Exterminating Payroll/Contract                               6519   $                  48
                     Exterminating Supplies                                       6520   $
                     Garbage and Trash Removal                                    6525   $              12,994
                     Security Payroll/Contract                                    6530   $               2,163
                     Grounds Payroll                                              6535   $
     Operating and   Grounds Supplies                                             6536   $                  30
     Maintenance     Grounds Contract                                             6537   $              18,610
     Expenses        Repairs Payroll                                              6540   $              19,159
     6500            Repairs Material                                             6541   $
                     Repairs Contract                                             6542   $              65,577
                     Elevator Maintenance/Contract                                6545   $
                     Heating/Cooling Repairs and Maintenance                      6546   $
                     Swimming Pool Maintenance/Contract                           6547                   5,572
                     Snow Removal                                                 6548   $               3,801
                     Decorating Payroll/Contract                                  6560   $
                     Decorating Supplies                                          6561   $
                     Other                                                        6570   $
                     Miscellaneous Operating and Maintenance Expenses             6590   $               1,252
                     Total Operating and Maintenance Expenses                                                      $      178,702
------------------------------------------------------------------------------------------------------------------------------------
                     Real Estate Taxes                                            6710   $              94,073
                     Payroll Taxes (FICA)                                         6711   $               4,817
                     Miscellaneous Taxes, Licenses and Permits                    6719   $               1,907
     Taxes           Property and Liability Insurance (Hazard)                    6720   $              21,316
     and             Fidelity Bond Insurance                                      6721   $
     Insurance       Workmen's Compensation                                       6722   $               2,018
     6700            Health Insurance and Other Employee Benefits                 6723   $
                     Other Insurance (specify)                                    6729   $
                     Total Taxes and Insurance                                                                     $      124,131
------------------------------------------------------------------------------------------------------------------------------------
                     Interest on Bonds Payable                                    6810   $
     Financial       Interest on Mortgage Payable                                 6820   $             769,333
     Expenses        Interest on Notes Payable (Long-Term)                        6830   $
     6800            Interest on Notes Payable (Short Term)                       6840   $
                     Mortgage Insurance Premium/Service Charge                    6850   $              54,555
                     Miscellaneous Financial Expenses                             6890   $                 361
                     Total Financial Expenses                                                                      $      824,249
------------------------------------------------------------------------------------------------------------------------------------
     Elderly         Total Service Expenses-Schedule Attached                     6900                             $
     &
     Congregate      Total Cost of Operations Before Depreciation                                                  $    1,353,598
     Service         Profit (Loss) Before Depreciation                                                             $       12,210
     Expenses        Depreciation (Total)_6600 (specify)                          6600                             $      217,971
     6900            Operating Profit or (Loss)                                                                    $     (205,761)
------------------------------------------------------------------------------------------------------------------------------------
     Corporate or    Officer Salaries                                             7110   $
     Mortgagor       Legal Expenses (Entity)                                      7120   $
     Entity          Taxes (Federal-State-Entity)                                7130-32 $
     Expenses        Other Expenses (Entity) Amount. of Organization Costs        7190   $               1,567
     7100            Total Corporate Expenses                                                                      $        1,567
                     Net Profit or (Loss)                                                                          $     (207,328)
------------------------------------------------------------------------------------------------------------------------------------

Warning: HUD will prosecute false claims and statements. Conviction may result in criminal and/or civil penalties. (18 U.S.C. 1001, 1010, 1012; 31 U.S.C. 3729,
3802)
--------------------------------------------------------------------------------
Miscellaneous or other Income and Expense Sub-account Groups. If miscellaneous or other income and/or expense sub-accounts (5190, 5290, 5490, 5990, 6390, 6590, 6729, 6890, and 7190) exceed the Account Groupings by 10% or more, attach a separate schedule describing or explaining the miscellaneous income or expense.

------------------------------------------------------------------------------------------------------------------------------------
Part II
------------------------------------------------------------------------------------------------------------------------------------

1.   Total  principal  payments  required  under the mortgage,  even if payments under a Workout  Agreement are less or more than those  required  under the
     mortgage                                                                                                      $       30,132
------------------------------------------------------------------------------------------------------------------------------------
2.   Replacement  Reserve  deposits  required  by the  Regulatory  Agreement  or
     Amendments  thereto,  even if  payments  may be  temporarily  suspended  or
     waived.                                                                                                       $       30,031
------------------------------------------------------------------------------------------------------------------------------------
3.   Replacement or Painting Reserve release which are included as expense items
     on this Profit and Loss statement.                                                                            $
------------------------------------------------------------------------------------------------------------------------------------
4.   Project Improvement Reserve Release under the Flexible Subsidy Program that
     are included as expense items on this Profit and Loss Statement.                                              $
------------------------------------------------------------------------------------------------------------------------------------

                                                            form HUD-9241 (7/91)
                                                           ref Handbook 4370.2
                                   Page 2 of 2

                           WINDEMERE DEVELOPMENT, INC.
                          Statement of Profit and Loss
                                 Form HUD-92410
                                December 31, 1996

                          Miscellaneous Account Detail

Income from investments - 5490:
 Related Mortgage Corp. -
   Yield Maintenance Escrow                                             $    804
 Southwest Securities, Inc. -
  Tenant Security Deposits                                                 2,199
 Intrust Bank -
  Business Maximizer Account                                                  27
                                                                        --------
                                                                        $  3,030
                                                                        ========

Miscellaneous Administrative Expense - 6390:
  Leasing - furniture                                                   $ 14,007
  Miscellaneous                                                            2,977
                                                                        --------
                                                                        $ 16,984
                                                                        ========
Depreciation - 6600:
  Depreciation - buildings and improvements                             $193,923
  Depreciation - furniture and equipment                                   7,529
  Amortization of loan costs                                              16,519
                                                                        --------
                                                                        $217,971
                                                                        ========
 See notes to financial statements

                U.S. DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT
                     HOUSING - FEDERAL HOUSING COMMISSIONER
             OFFICE Of MULTIFAMILY HOUSING management AND OCCUPANCY
                 COMPUTATION OF SURPLUS CASH, DISTRIBUTIONS AND
                                RESIDUAL RECEIPTS

------------------------------------------------------------------------------------------------------------------------------------
PROJECT NAME                                          FISCAL PERIOD ENDED:           PROJECT NUMBER
Windemere Development, Inc.                              12/ 31/ 96                   102-36628
------------------------------------------------------------------------------------------------------------------------------------
                                                   PART A - COMPUTE SURPLUS CASH
------------------------------------------------------------------------------------------------------------------------------------
CASH
1. Cash (Accounts 1110, 1120, 1191, 1192)                                                $    104,646
2. Tenant subsidy vouchers due for period covered                                        $
   by financial statement
3. Other (describe)
                                                                                         $

                                         . (a) Total Cash (Add Lines 1, 2, and 3)                                  $ 104,646
------------------------------------------------------------------------------------------------------------------------------------
4. Accrued mortgage interest payable                                                     $      54,375

5. Delinquent mortgage principal payments                                                $

6. Delinquent deposits to reserve for replacements                                       $

7. Accounts payable (due within 30 days)                                                 $       6,505

8. Loans and notes payable
   (due within 30 days)                                                                  $
9. Deficient Tax Insurance or MIP Escrow Deposits                                        $
10.Accrued expenses (not escrowed)                                                       $
11.Prepaid Rents (Account 2210)                                                          $
12.Tenant security deposits liability (Account 2191)                                     $      36,000
13.Other  (Describe)                                                                     $
                                    (b) Less Total Current Obligations (Add Lines 4 through 13)                   $   96,880
                                    (c) Surplus Cash (Deficiency) (Line (a) minus Line (b))                       $    7,766

------------------------------------------------------------------------------------------------------------------------------------
               PART B - COMPUTE DISTRIBUTIONS TO OWNERS AND REQUIRED DEPOSIT TO REQUIRED DEPOSIT TO RESIDUAL RECEIPTS

1. Surplus Cash                                                                                                   $    7,766

LIMITED DIVIDEND PROJECTS

2a.  Annual   Distribution  Earned  During  Fiscal
     Period Covered by the Statement                                                     $

2b.  Distribution Accrued and Unpaid as of the End
     of the Prior Fiscal Period                                                          $

2c.  Distributions   Paid  During   Fiscal  Period
     Covered by Statement                                                                $

3.   Amount  to be  Carried  on  Balance  Sheet as
     Distribution  Earned but Unpaid (Line 2a plus
     2b minus 2c)                                                                        $

4.   Amount Available for Distribution During Next
     Fiscal Period                                                                                                $    7,766

 5. Deposit Due Residual Receipts
 (Must be deposited with Mortgagee within 60 days after Fiscal Period ends)                                       $

--------------------------------------------------------------------------------
         PREPARED BY                                   REVIEWED BY
--------------------------------------------------------------------------------
    LOAN TECHNICIAN                                    LOAN SERVICER

--------------------------------------------------------------------------------
    DATE                                               DATE

--------------------------------------------------------------------------------
                         {See Reverse for Instructions)
                                                               HUD-93486 (12-80)

                           WINDEMERE DEVELOPMENT, INC.
                      Statement of Changes in Fixed Assets
                          Year Ended December 31, 1996


                                                                                       Assets
                                                     ----------------------------------------------------------------------------
                                                         Balance                                                      Balance
                                                        January 1,                                                  December 31,
                                                          1996              Additions          Deductions               1996
                                                     ---------------      --------------      ------------         --------------
              Land                                   $       684,376      $                   $                    $      684,376
              Special Assessments                             25,268               8,989                                   34,257
              Buildings and improvements                   7,734,117              10,683                                7,744,800
              Furniture and equipment                         54,842               2,972                                   57,814
                                                     ---------------      --------------      ------------         --------------
                                                     $     8,498,603      $       22,644      $       --           $    8,521,247
                                                     ===============      ==============      ============         ==============


See notes to financial statements.

                          Accumulated Depreciation
--------------------------------------------------------------------------------
                                                                                      Net
   Balance                                                       Balance            Book Value
   January 1,               Current                              December 31,      December 31,
   1996                  Provisions          Deductions            1996               1996
-------------        --------------        -------------      ---------------   ---------------
 $                   $                     $                  $                 $       684,376
                                                                                         34,257
     721,705                193,923                               915,628             6,829,172
      17,552                  7,529                                25,081                32,733
 -------------        --------------        -------------      ---------------   ---------------
 $   739,257         $      201,452        $     --           $   940,709        $    7,580,538
=============        ==============        =============      ===============   ===============

                           WINDEMERE DEVELOPMENT, INC.
                     Statement of Receipts and Disbursements
                            HUD Project No. 102-36628
                              Windemere Apartments
                          Year Ended December 31, 1996

Source of funds:
 Operations:
  Revenues:
   Rental income                                    $ 1,356,994
   Interest income                                        6,969     1,363,963
                                                    -----------   -----------

Expenses:
 Administrative expenses                                47,309
 Management fees                                        68,247
 Operating expenses                                     73,289
 Payrolls                                               64,752
 Maintenance expenses                                  135,996
 Taxes, real estate                                     86,999
 Taxes, other                                            5,007
 Insurance                                              23,334
 Mortgage insurance premium                             59,692
 Interest on mortgage loan                             705,315      1,269,940
                                                    -----------   -----------
Cash provided by operations before amortization                        94,023
Amortization of mortgage                                               38,298
                                                                  -----------
Cash provided by operations after debt service                         55,725

Other:
 Distribution to shareholder                                            8,146
                                                                  -----------
                                                                       47,579
Application of funds:
 Reserve for replacements - funded                      11,900
 Tenant security deposits - funded                       2,200
 Increase in taxes and insurance escrow                  1,696
 Purchase of furnishings and equipment                  22,644
 Increase in tenant security deposits                   (1,725)
 Decrease in rent receivable                              (181)        36,534
                                                    -----------   -----------
Increase in cash                                                       11,045
Unrestricted cash at beginning of year                                 45,320
                                                                  -----------
Unrestricted cash at end of year                                  $    56,365
                                                                  ===========

See notes to financial statements.

                           WINDEMERE DEVELOPMENT, INC.
                               Other HUD Schedules
                                December 31, 1996

Schedule of Identity of Interest Firms and Activities:



 Company or Person                                       Service                                          Amount
 -----------------                                       -------                                          ------
 Gaddis Properties, Inc.                                 Management                                    $  68,247
                                                         Data Processing                                   7,344
                                                         Truck Rental                                      5,400
                                                                                                       ---------
                                                                                                          80,991

 Gaddis Construction Company                             Insurance Reimbursement                           2,018
                                                         Repairs Reimbursement                               141

 C.G. Interiors, Inc.                                    Equipment lease                                  14,007
                                                         Advertising                                          68
                                                         Maintenance                                       6,713
                                                         Building supplies                                   653
                                                         Miscellaneous                                       192
                                                                                                       ---------
                                                                                                          21,633

 Carolyn Gaddis                                          Salary                                           12,000
                                                         Office supplies                                     290
                                                         Miscellaneous                                       192
                                                                                                       ---------
                                                                                                          12,482

 Jerry Gaddis                                            Building supplies                                    61

 Doug Gaddis                                             Salary                                            4,200

Schedule of Accrued Taxes:
 See Note 6 to Financial Statements.

Schedule of Unauthorized Distributions of Project Income:
 Jerry Gaddis                                                                                             8,146

Audit Firm:
Peterson, Peterson & Goss, L.C.
P.O. Box 1259
Wichita, KS 67201
48-0542098
John Goss

                           WINDEMERE DEVELOPMENT, INC.
                               Other HUD Schedules
                                December 31, 1996

Schedule of Funds in Financial Institutions:
     Funds held by Mortgagor, regular operating account:
      Intrust Bank, N.A., checking - confirmed 2-17-97                  $ 32,379
       Intrust Bank. N.A., money maximizer - confirmed 2-17-97             1,229
                                                                        --------
                                                                          33,608

Funds held by Mortgagor in Trust, Tenant Security Deposit:
  Southwest Securities, Inc., money market - confirmed 2-19-97            48,281
                                                                       ---------
        Funds held by mortgagor                                         $ 81,889
                                                                       =========

Funds held by Mortgagee, in trust:
  Tax, insurance and MIP Escrow                                         $ 59,769
  Replacement reserve                                                    110,507
  Yield maintenance                                                       22,657
                                                                        --------
    Funds held by mortgagee confirmed by Related Mortgage
     Corporation 2-18-97                                                $192,933
                                                                        ========


Corrective Action Plan:
   The Company did not change any internal control policies in conjunction with the material weakness

                        See notes to financial statements.